UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2020

_________________________________________________________
Barings Capital Investment Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01348	85-0654007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class            Trading Symbol            Name of Each Exchange on Which Registered
None                 N/A                    N/A        _________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Revolving Credit Agreement
On September 21, 2020, Barings Capital Investment Corporation (the “Company”) entered into a revolving credit agreement (the “Subscription Facility”) with Société Générale, as administrative agent (the “Administrative Agent”) and a lender, and the other lenders from time to time party thereto. The Subscription Facility allows the Company to borrow up to $160 million at any one time outstanding, subject to certain restrictions, including availability under the borrowing base, which is based on unused capital commitments. The amount of permissible borrowings under the Subscription Facility may be increased to an agreed upon amount with the consent of the administrative agent. The Subscription Facility has a maturity date of September 21, 2022, which date may be extended by the Company for one additional term of 364 days subject to satisfaction of certain conditions and the consent of the administrative agent and the lenders.
Borrowings under the Subscription Facility bear interest at a rate equal to, at the election of the Company, either (i) with respect to loans bearing interest at a rate based on LIBOR (as such term is defined in the Subscription Facility which definition includes different LIBOR calculations based on the applicable currency), the rate per annum determined by the administrative agent to be equal to (a) the quotient obtained by dividing: (1) LIBOR for such loan for such one-month, three-months or other period requested by the Company or otherwise consented to by the administrative agent; by (2) one minus the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D) for such loan for such one-month, three-months or other period requested by the Company, provided that if the calculation above results in a rate of less than zero (0), the rate shall be deemed to be zero (0) for all purposes, plus (b) 185 basis points per annum; or (ii) with respect to loans bearing interest at a rate based on the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate (the “Prime Rate”) or the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Federal Funds Rate”) the greater of (a) the Prime Rate plus 185 basis points and (b) the Federal Funds Rate plus fifty basis points plus 185 basis points.
The Subscription Facility is secured by the unfunded commitments of certain investors of the Company. The Company has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. Borrowings under the Subscription Facility are subject to the leverage restrictions applicable to the Company that are contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Subscription Facility and is qualified in its entirety by reference to a copy of the Subscription Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Security Agreement
The Company and the Administrative Agent, for the benefit of the secured parties, have entered into a borrower security agreement (the “Borrower Security Agreement”), pursuant to which the Company’s obligations under the Subscription Facility are secured by a first-priority security interest in the Company’s right, title and interest in the capital commitments of the Company’s investors.
The description above is only a summary of the material provisions of the Borrower Security Agreement and is qualified in its entirety by reference to a copy of the Borrower Security Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.
Pledge of Collateral Account
The Company and the Administrative Agent, for the benefit of the secured parties, have entered into a borrower pledge of collateral account (the “Borrower Pledge of Collateral Account”), pursuant to which the Company’s obligations under the Subscription Facility are secured by a first-priority security interest in the Company’s account held at State Street Bank and all of the Company’s right, title and interest in the amounts or property held in such account.
The description above is only a summary of the material provisions of the Borrower Pledge of Collateral Account and is qualified in its entirety by reference to a copy of the Borrower Pledge of Collateral Account, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.    Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporate by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated as of September 21, 2020, by and between Barings Capital Investment Corporation, as the borrower, and Société Générale, as the administrative agent and a lender.
10.2
Borrower Security Agreement, dated as of September 21, 2020, by and between Barings Capital Investment Corporation, as pledgor in favor of Société Générale, as administrative agent for the benefit of the secured parties.

10.3
Borrower Pledge of Collateral Account, dated as of September 21, 2020, by and between Barings Capital Investment Corporation, as pledgor in favor of Société Générale, as administrative agent for the benefit of the secured parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: September 25, 2020	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer